Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$145,904
Cash equivalents held in trust	33,093

Total investments held in trust	178,997
Cash and cash equivalents	3,490
Fixed-maturity securities, at fair value	7,544
Accrued investment income	848
Premiums receivable	984

Total assets	$191,863

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$41,872
Losses payable	2,517
Unearned premiums	1,394
Accrued ceding commission expense	102
Other liabilities	198

Total liabilities	46,083

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	75,900

Total stockholder’s equity	145,780

Total liabilities and stockholder’s equity	$191,863

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED DECEMBER 31, 2013

(in thousands)

Revenues:
Premiums earned	$970
Net investment income	(263)

Total revenues	707

Expenses:
Underwriting Expenses	233
General and administrative expenses	187

Total expenses	420

(Loss) income before federal income taxes	287
Federal income tax benefit	—

Net (loss) income	$287